UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

IOWA	001-31911	42-1447959
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5000 Westown Parkway, Suite 440, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)

(515) 221-0002
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 20, 2008, the Board of Directors (the “Board”) of American Equity Investment Life Holding Company (the “Company”), approved the implementation of a senior management succession plan. As part of the succession plan, David J. Noble announced that he will retire as the Company’s Chief Executive Officer, President and Treasurer, effective January 1, 2009. Mr. Noble will remain as Chairman of the Board of the Company.

The Board appointed, effective January 1, 2009, Wendy L. Carlson as the Company’s Chief Executive Officer and President and John M. Matovina as the Company’s Vice Chairman, Chief Financial Officer and Treasurer. Ms. Carlson will no longer serve as the Company’s Chief Financial Officer and General Counsel, but she and Mr. Matovina will retain their positions as Directors of the Company. Additional biographical information concerning Ms. Carlson and Mr. Matovina is reported in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2008.

Also on November 20, 2008, Kevin M. Wingert announced that he will resign as a Director of the Company and as the President of the Company’s primary operating subsidiary, American Equity Investment Life Insurance Company (“American Equity Life”), effective January 1, 2009, to focus on forming his own business as a national marketing organization. Ronald J. Grensteiner, American Equity Life’s Senior Vice President of Marketing, will succeed Mr. Wingert as President.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the Press Release issued by the Company on November 21, 2008, announcing the Company’s senior management succession plan.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated November 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2008	AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

	By:	/s/ Wendy L. Carlson
	Name:	Wendy L. Carlson
	Title:	Chief Financial Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 21, 2008